UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2024

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2024, Better Choice Company Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on three proposals, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 5, 2024. Of the 1,825,139 shares of the Company’s common stock outstanding as of the record date, 1,108,008 shares, or 60.70%, were present virtually or represented by proxy at the Annual Meeting. The final voting results for each of the matters submitted to a Company stockholder vote at the Annual Meeting are set forth below.

1.	Each of the following persons was duly elected to serve as a director of the Company’s board of directors for a term expiring at the 2024 annual meeting of stockholders and until his or her successor shall have been elected and qualified or until earlier resignation, removal from office or death, with votes as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Lionel F. Conacher	775,232	2,484	6,538	323,754
Kent Cunningham	783,118	876	260	323,754
Gil Fronzaglia	754,451	29,543	260	323,754
John M. Word III	748,864	32,782	2,608	323,754
Michael Young	760,247	23,756	251	323,754

2.	The reaffirmation of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified, with votes as follows:

FOR	AGAINST	ABSTAIN
1,104,732	540	2,736

3.	The compensation of the Company’s named executive officers was approved, on an advisory (non-binding) basis, with votes as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
744,227	39,588	439	323,754

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

December 18, 2024

3